UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2004


                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                  0-19825                  94-3116852
 (State or other jurisdiction of    (Commission             (I.R.S. Employer)
         incorporation)              File Number)          Identification No.)



                      901 Mariner's Island Blvd., Suite 205
                           San Mateo, California 94404
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 358-3456


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02.   Departure of Directors or Principal Officers; Election of
             Directors; Appointment of Principal Officers.

     On October 29, 2004, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of SciClone Pharmaceuticals, Inc. (the "Company") appointed Richard J. Hawkins to the Company's Board. A copy of the Company's press release, dated November 1, 2004, announcing his appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     In return for his services on the Board, Mr. Hawkins will be entitled to receive the same compensation as other directors. Currently that compensation includes an annual fee of $30,000 (which will be pro-rated for fiscal year
2004), plus payment of out-of-pocket expenses relating to his service as a Board member. In connection with his appointment to the Board, Mr. Hawkins was automatically granted an option to purchase 50,000 shares of the Company's common stock under the Company's 2004 Outside Directors Stock Option Plan (the "Plan"), which option vests annually over three (3) years. He will be entitled to receive additional options pursuant to the Company's policies for directors at the time. If a change in control of the Company (as defined in the Plan) occurs, then options granted to Mr. Hawkins will become vested in full as of the date ten days prior to the change in control.


Item 9.01.   Financial Statements and Exhibits.

     (c)     Exhibits.

     Exhibit Description
     -------------------

     99.1 Press Release issued by SciClone Pharmaceuticals, Inc., dated November 1, 2004, announcing the appointment of Richard J. Hawkins to SciClone's Board of Directors.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SCICLONE PHARMACEUTICALS, INC.
Dated: November 1, 2004

                                             By: /s/ Richard A. Waldron
                                                 ----------------------
                                                 Richard A. Waldron
                                                 Chief Financial Officer